Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                                        Contact:                  David M. Findlay
                                                                                                                                                                                   Executive Vice President-
                                                                                                                                                                                   Administration and
                                                                                                                                                                                   Chief Financial Officer
                                                                                                                                                                                    (574) 267-9197
                                                                                                                                                                                    david.findlay@lakecitybank.com

LAKELAND FINANCIAL CORPORATION ANNOUNCES FILING OF REGISTRATION STATEMENT FOR THE OFFERING OF 3.5 MILLION SHARES OF COMMON STOCK

Warsaw, Indiana (October 26, 2009) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, announced today that it has filed a registration statement with the Securities and Exchange Commission for the offering of newly issued common stock.

The Company expects to sell 3.5 million shares of common stock in an underwritten public offering.  The price of the common stock will be determined by agreement of the Company and the underwriters at the time of the offering.  Stifel, Nicolaus & Company, Incorporated will serve as sole-book running manager and Keefe Bruyette & Woods, Inc. and Howe Barnes Hoefer & Arnett, Inc. will serve as co-managers for the offering.  The Company intends to grant the underwriters an option to purchase up to an additional 525,000 shares of common stock to cover over-allotments, if any. The common stock will be issued pursuant to a prospectus filed as part of the Company’s registration statement under the Securities Act of 1933.

The Company intends to use the net proceeds of the offering for general corporate purposes, including the contribution of a portion of the proceeds to Lake City Bank as additional capital.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the preliminary prospectus may be obtained from Stifel Nicolaus at One South Street, 15th Floor, Baltimore, Maryland 21202 (Attn: Prospectus Department) or by telephone at 443-224-1988.

Lakeland Financial Corporation is a $2.5 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.  Additional information regarding the Company can be accessed on its home page at www.lakecitybank.com.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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